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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report August 23, 1996


                New Energy Company of Indiana Limited Partnership
                    (formerly, New Energy Company of Indiana)
             (Exact name of registrant as specified in its charter)



               Indiana                 0-11431               52-1195762
  (State or other jurisdiction of    (Commission         (I.R.S. Employer
   incorporation or organization      File Number)       Identification No.)


               3201 West Calvert Street, South Bend, Indiana 46613
                    (Address of prinicpal executive offices)
                                   (Zip Code)

                                  219-233-3116
              (Registrant's telephone number, including area code)


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Item 5.  Other Events

        Item 5.  Other Events

         New Energy Company of Indiana Limited Partnership (the "Company") filed its June 30, 1996 Form 10-Q with the Securities and Exchange Commission on August 20, 1996. In that report, the Company advised of a default under senior secured indebtedness to the Department of Energy ("DOE") and the Business Development Corporation of South Bend ("BDC") respecting the non-payment of certain real property taxes due and payable on May 17, 1996, in the amount of $879,421 (the "Unpaid Taxes"). As a result, the Company showed the debts of the DOE and BDC as current liabilities.

         On August 23, 1996, the Company entered into a loan and security agreement (the "Loan Agreement") with Great American Insurance Company ("Great American"). Great American, an affiliate of American Financial Group, Inc., is also an entity related to Chiquita Brands International, Inc., a shareholder of New Energy Corporation of Indiana, the general partner of the Company.

         Great American extended a revolving working capital loan facility to the Company through December 31, 1997 of up to $10 million, secured by the Company's accounts receivable and inventory. The loan provides for interest at three percent over the "prime rate" of interest as quoted daily in The Wall Street Journal and includes other terms customary in the commercial loan market.

         In connection with the Loan Agreement, the BDC has agreed not to declare a default by the Company under the BDC's loan, as amended, because of the Unpaid Taxes, unless they remain unpaid after November 11, 1996. In addition, the Company believes that entering into the Loan Agreement has satisfied the DOE's condition precedent for the continuation of a "standstill" under the DOE loan agreement respecting the Unpaid Taxes.

         The DOE and BDC agreed to a further suspension of the Company's obligation to make debt service payments from October 1, 1996 through December 31, 1997, and under certain circumstances, through December 31, 1998. This suspension is subject to, among other things, payment of the Unpaid Taxes in November 1996. The suspension would also end for any month if the Company is able to generate earnings and cash flow sufficient to repay the Great American loan and have cash in excess of $4.8 million on deposit in its bank.



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                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            NEW ENERGY COMPANY OF INDIANA
                                            LIMITED PARTNERSHIP

                                          By: New Energy Corporation of Indiana,
                                              General Partner


Dated September 5, 1996                   By:___________________________________

                                             Larry W.Singleton
                                             President and Treasurer

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